Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS SEPTEMBER 2011

OPERATIONAL PERFORMANCE FOR UNITED AND CONTINENTAL

CHICAGO, Oct. 7, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today reported September 2011 operational results for United Air Lines, Inc. and Continental Airlines, Inc.

United and Continental’s combined consolidated traffic (revenue passenger miles) in September 2011 decreased 1.7 percent versus pro forma September 2010 results on a combined consolidated capacity (available seat miles) decrease of 1.0 percent. The carriers’ combined consolidated load factor in September 2011 decreased 0.5 points compared to the pro forma results from the same period last year.

United and Continental’s September 2011 combined consolidated and mainline passenger revenue per available seat mile (PRASM) increased an estimated 11.0 to 12.0 percent and 10.5 to 11.5 percent, respectively, as compared to the pro forma results from September 2010. As with June 2011 results, the impact of the trans-Atlantic joint venture revenue-sharing agreement, which is accounted for as Passenger Revenue and for the third quarter is entirely recorded in the month of September, reduced the company’s September 2011 year-over-year PRASM growth. While this agreement became effective Jan. 1, 2010, the company finalized the agreement in the fourth quarter of 2010 and recorded all related activity as Other Operating Expense. Therefore, the 2010 revenue results do not reflect the negative impact of the joint venture obligation. Adjusting for the impact of the trans-Atlantic joint venture-related revenue adjustment in September 2010, the company estimates September 2011 consolidated PRASM increased approximately 13.0 to 14.0 percent year-over-year.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,765 flights a day to 377 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,200 daily flights to 1,185 airports in 185 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com or follow on Twitter and Facebook.

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UAL REPORTS SEPTEMBER 2011 OPERATIONAL PERFORMANCE/Page 2

Preliminary Operational Results

	September				Year-to-Date
	2011	2010 Pro Forma	Change		2011	2010 Pro Forma	Change

REVENUE PASSENGER MILES (000)
Domestic	7,484,108	7,678,816	(2.5	) %	72,296,078	73,667,600	(1.9	) %

International	7,234,872	7,333,671	(1.3	) %	66,336,390	66,162,617	0.3%
Atlantic	3,612,294	3,689,018	(2.1	) %	30,376,214	30,341,525	0.1%
Pacific	2,654,072	2,752,278	(3.6	) %	23,574,242	23,887,065	(1.3	) %
Latin America	968,506	892,375	8.5%		12,385,934	11,934,027	3.8%

Mainline	14,718,980	15,012,487	(2.0	) %	138,632,468	139,830,217	(0.9	) %
Regional	2,124,814	2,120,577	0.2%		19,429,329	19,623,318	(1.0	) %
Consolidated	16,843,794	17,133,064	(1.7	) %	158,061,797	159,453,535	(0.9	) %

AVAILABLE SEAT MILES (000)
Domestic	8,839,028	9,193,125	(3.9	) %	84,689,206	86,457,649	(2.0	) %

International	8,802,670	8,666,773	1.6%		82,111,478	79,497,659	3.3%
Atlantic	4,249,656	4,296,822	(1.1	) %	37,826,882	36,446,767	3.8%
Pacific	3,286,336	3,237,329	1.5%		28,645,280	28,323,122	1.1%
Latin America	1,266,678	1,132,622	11.8%		15,639,316	14,727,770	6.2%

Mainline	17,641,698	17,859,898	(1.2	) %	166,800,684	165,955,308	0.5%
Regional	2,713,202	2,703,306	0.4%		25,012,987	24,885,144	0.5%
Consolidated	20,354,900	20,563,204	(1.0	) %	191,813,671	190,840,452	0.5%

PASSENGER LOAD FACTOR
Domestic	84.7%	83.5%	1.2	pts	85.4%	85.2%	0.2	pts

International	82.2%	84.6%	(2.4	) pts	80.8%	83.2%	(2.4	) pts
Atlantic	85.0%	85.9%	(0.9	) pts	80.3%	83.2%	(2.9	) pts
Pacific	80.8%	85.0%	(4.2	) pts	82.3%	84.3%	(2.0	) pts
Latin America	76.5%	78.8%	(2.3	) pts	79.2%	81.0%	(1.8	) pts

Mainline	83.4%	84.1%	(0.7	) pts	83.1%	84.3%	(1.2	) pts
Regional	78.3%	78.4%	(0.1	) pts	77.7%	78.9%	(1.2	) pts
Consolidated	82.8%	83.3%	(0.5	) pts	82.4%	83.6%	(1.2	) pts

ONBOARD PASSENGERS (000)
Mainline	7,545	7,824	(3.6	) %	73,400	75,129	(2.3	) %
Regional	3,746	3,771	(0.7	) %	34,208	34,783	(1.7	) %
Consolidated	11,291	11,595	(2.6	) %	107,608	109,912	(2.1	) %

CARGO REVENUE TON MILES (000)
Total	201,931	239,454	(15.7	) %	1,984,866	2,247,319	(11.7	) %

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UAL REPORTS SEPTEMBER 2011 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

August 2011 year-over-year consolidated PRASM change	11.2%
August 2011 year-over-year mainline PRASM change	11.2%
September 2011 estimated year-over-year consolidated PRASM change	11.0 - 12.0%
September 2011 estimated year-over-year mainline PRASM change	10.5 - 11.5%
September 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.18 Dollars
Third Quarter 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.15 Dollars

Preliminary September Operational Results for United and Continental

United Airlines	2011	2010	Change
On-Time Performance[1]	82.2%	89.7%	(7.5	) pts
Completion Factor[2]	99.3%	99.4%	(0.1	) pts

Continental Airlines	2011	2010	Change
On-Time Performance[1]	79.8%	86.9%	(7.1	) pts
Completion Factor[2]	99.7%	99.7%	0.0	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline Completion Percentage

Safe Harbor Statement

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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